Exhibit 99.1

Jarden Corporation
Rachel Wilson
914-967-9400

Investor Relations: Allison Malkin
ICR, Inc.
203-682-8225

Press: Liz Cohen
Weber Shandwick
212-445-8044

FOR IMMEDIATE RELEASE

JARDEN REPORTS RECORD FOURTH QUARTER AND FULL YEAR RESULTS

Record Fourth Quarter Net Sales of $2.2 Billion

Fourth Quarter Net Sales Growth of 21.8%

Fourth Quarter Organic Net Sales Growth of 4.0%

Record Full Year Operating Cash Flow of $669 Million

Miami, FL, February 13, 2014—Jarden Corporation (NYSE: JAH) today reported its financial results for the fourth quarter and year ended December 31, 2013.

For the quarter ended December 31, 2013:

•	Organic net sales grew 4.0% or $73 million;

•	Reported net sales were $2.2 billion, compared to $1.8 billion for the same period in 2012;

•	Reported gross margin was 27.3% for 2013 compared to 27.9% for the same period in 2012;

•	Net income was $37.0 million, compared to $48.7 million for the same period in 2012;

•	Earnings per share was $0.29 per diluted share, compared to $0.43 per diluted share for the same period in 2012;

•	Adjusted gross margin was 31.7% compared to 28.1% for the same period in 2012;

•	Adjusted net income was $167 million, compared to $96.7 million for the same period in 2012; and

•	Adjusted diluted earnings per share was $1.31 per diluted share, compared to $0.85 per diluted share for the same period in 2012.

For the year ended December 31, 2013:

•	Organic net sales grew 4.4% or approximately $293 million;

•	Reported net sales were $7.4 billion, compared to $6.7 billion for the same period in 2012;

•	Reported gross margin was 28.3% for 2013, compared to 28.7% for the same period in 2012;

•	Net income was $204 million, compared to $244 million for the same period in 2012;

•	Earnings per share was $1.77 per diluted share, compared to $2.06 per diluted share for the same period in 2012;

•	Adjusted gross margin was 29.8% compared to 29.0% for the same period in 2012;

•	Adjusted net income was $413 million, compared to $329 million for the same period in 2012; and

•	Adjusted diluted earnings per share was $3.59 per diluted share, compared to $2.78 per diluted share for the same period in 2012.

“The fourth quarter included several noteworthy accomplishments including the completion of the Yankee Candle acquisition,” said Martin E. Franklin, Executive Chairman. “We are proud to once again be the top performing consumer stock as compared to Household and Personal Care peers in the S&P 500 Consumer Staples Index for 2013 on a one-, five-, and ten-year basis. We look forward to delivering a strong 2014, while also focusing on making the investments to achieve our long-term goals. I would like to take the opportunity to recognize the over 140 athletes from 25 different countries who are using Jarden brands, including K2®, Madshus®, Marker®, Marmot® and Völkl®, on their remarkable achievement in representing their countries at the Sochi Winter Olympics.”

James E. Lillie, Chief Executive Officer commented, “2013 marks a year of record revenues, record segment earnings, record operating cash flow, and record adjusted earnings per share. We delivered organic growth across all of our business segments for the fourth quarter as well as in each of the quarters throughout 2013, reflecting broad based portfolio strength and disciplined execution. Among the highlights of Jarden’s performance in 2013 was the growth in our Crock-Pot®, FoodSaver® and Oster® brands within Jarden Consumer Solutions, as well as the performance of our Ball® and First Alert® brands within Jarden Branded Consumables. We are excited about the outlook for 2014 and beyond given the core momentum in our business and the strength of our team.”

All earnings per share and shares outstanding amounts have been adjusted to reflect the effect of the 3-for-2 split of the Company’s outstanding shares of common stock that occurred during the first quarter of 2013.

Please see the schedule accompanying this release for a reconciliation of non-GAAP organic net sales growth, adjusted gross margins, segment earnings, adjusted net income and adjusted basic and diluted earnings per share to the comparable GAAP measures.

The Company will be hosting a conference call at 8:30 a.m. (EST) today, February 13, 2014, to further discuss its fourth quarter and full year results. To listen to the call by telephone, please dial 888-395-3227 (domestic) or 719-325-2464 (international) and provide passcode: 9253568. The call will be simultaneously webcast at www.jarden.com. Supplemental information can be found in the For Investors section of the Company’s website. A replay of the call and webcast will be available for three weeks shortly after completion of the live call. To access the replay, call 888-203-1112 (domestic) or 719-457-0820 (international) and provide passcode: 9253568 or visit www.jarden.com.

Jarden Corporation is a leading provider of a diverse range of consumer products with a portfolio of over 120 trusted, quality brands sold globally. Jarden operates in three primary business segments through a number of well recognized brands, including: Outdoor Solutions: Abu Garcia®, AeroBed®, Berkley®, Campingaz® and Coleman®, ExOfficio®, Fenwick®, Greys®, Gulp!®, Hardy®, Invicta®, K2®, Madshus®, Marker®, Marmot®, Mitchell®, PENN®, Rawlings®, Ride®, Sevylor®,Shakespeare®, Stearns®, Stren®, Trilene®, Völkl®, Worth® and Zoot®; Consumer Solutions: Bionaire®, Breville®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®; and Branded Consumables: Ball®, Bee®, Bernardin®, Bicycle®, Billy Boy®, Crawford®, Diamond®, Dicon®,

Fiona®, First Alert®, First Essentials®, Hoyle®, Kerr®, Lehigh®, Lifoam®, Lillo®, Loew Cornell®, Mapa®, NUK®, Pine Mountain®, ProPak®, Quickie®, Spontex®, Tigex® and Yankee Candle®. Headquartered in Florida, Jarden ranks #383 on the Fortune 500 and has over 30,000 employees worldwide. For further information about Jarden, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s earnings per share and adjusted diluted earnings per share, expected or estimated revenue, meeting financial goals, segment earnings, net interest expense, income tax provision, cash flow from operations, and reorganization and other non-cash charges, the outlook for the Company’s markets and the demand for its products, consistent profitable growth, free cash flow, future revenues and gross, operating and EBITDA margin improvement requirement and expansion, organic net sales growth, performance trends, bank leverage ratio, the success of new product introductions, growth in costs and expenses, the impact of commodities, currencies and transportation costs and the Company’s ability to manage its risk in these areas, repurchase of shares of common stock from time to time under the Company’s stock repurchase program, our ability to raise new debt, and the impact of acquisitions, divestitures, restructurings, and other unusual items, including the Company’s ability to integrate and obtain the anticipated results and synergies from its consummated acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except earnings per share)

	Quarters ended
	December 31, 2013			December 31, 2012
	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (non-GAAP) (1)(2)(4)	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (non-GAAP) (1)(2)(4)
Net sales	$2,215.6	$—	$2,215.6	$1,819.2	$—	$1,819.2

Cost of sales	1,611.5	(97.7)	1,513.8	1,311.8	(3.6)	1,308.2

Gross profit	604.1	97.7	701.8	507.4	3.6	511.0
Selling, general and administrative expenses	444.0	(38.9)	405.1	359.5	(43.7)	315.8
Reorganization costs, net	17.6	(17.6)	—	17.8	(17.8)	—

Operating earnings	142.5	154.2	296.7	130.1	65.1	195.2
Interest expense, net	52.1	(4.9)	47.2	49.5	(3.0)	46.5

Income before taxes	90.4	159.1	249.5	80.6	68.1	148.7
Income tax provision	53.4	28.9	82.3	31.9	20.1	52.0

Net income	$37.0	$130.2	$167.2	$48.7	$48.0	$96.7

Earnings per share:
Basic	$0.30		$1.34	$0.43		$0.86
Diluted	$0.29		$1.31	$0.43		$0.85
Weighted average shares outstanding:
Basic	124.7		124.7	112.7		112.7
Diluted	127.8		127.8	113.6		113.6

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except earnings per share)

	Years ended
	December 31, 2013			December 31, 2012
	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (non-GAAP) (1)(2)(4)	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (non-GAAP) (1)(2)(4)
Net sales	$7,355.9	$—	$7,355.9	$6,696.1	$—	$6,696.1

Cost of sales	5,271.6	(111.2)	5,160.4	4,771.7	(14.8)	4,756.9

Gross profit	2,084.3	111.2	2,195.5	1,924.4	14.8	1,939.2
Selling, general and administrative expenses	1,489.4	(89.7)	1,399.7	1,320.5	(68.9)	1,251.6
Reorganization costs, net	22.0	(22.0)	—	27.1	(27.1)	—

Operating earnings	572.9	222.9	795.8	576.8	110.8	687.6
Interest expense, net	195.4	(16.1)	179.3	185.3	(3.3)	182.0
Loss on early extinguishment of debt	25.9	(25.9)	—	—	—	—

Income before taxes	351.6	264.9	616.5	391.5	114.1	505.6
Income tax provision	147.7	55.7	203.4	147.6	29.3	176.9

Net income	$203.9	$209.2	$413.1	$243.9	$84.8	$328.7

Earnings per share:
Basic	$1.79		$3.63	$2.08		$2.80
Diluted	$1.77		$3.59	$2.06		$2.78
Weighted average shares outstanding:
Basic	113.7		113.7	117.4		117.4
Diluted	115.1		115.1	118.2		118.2

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$1,128.5	$1,034.1
Accounts receivable, net	1,196.1	1,137.7
Inventories	1,411.9	1,310.3
Deferred taxes on income	185.7	174.5
Prepaid expenses and other current assets	161.3	153.8

Total current assets	4,083.5	3,810.4

Property, plant and equipment, net	852.6	678.6
Goodwill	2,620.3	1,824.0
Intangible assets, net	2,393.0	1,256.7
Other assets	146.7	140.9

Total assets	$10,096.1	$7,710.6

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt and current portion of long-term debt	$655.1	$504.7
Accounts payable	664.2	615.4
Accrued salaries, wages and employee benefits	192.6	187.6
Other current liabilities	527.5	421.0

Total current liabilities	2,039.4	1,728.7

Long-term debt	4,087.3	3,293.4
Deferred taxes on income	1,065.3	566.8
Other non-current liabilities	354.4	362.1

Total liabilities	7,546.4	5,951.0

Total stockholders’ equity	2,549.7	1,759.6

Total liabilities and stockholders’ equity	$10,096.1	$7,710.6

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Quarters ended		Years ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Cash flows from operating activities:
Net income	$37.0	$48.7	$203.9	$243.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50.1	42.9	165.9	152.8
Stock based compensation	45.9	36.9	95.8	67.1
Venezuela hyperinflationary and devaluation charges	—	—	27.4	—
Excess tax benefits from stock based compensation	(0.2)	(0.3)	(11.6)	(43.0)
Other non-cash items	(19.0)	33.5	—	29.8
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	129.7	73.3	16.9	(23.6)
Inventory	390.8	265.0	103.9	30.0
Accounts payable	(48.8)	(46.6)	4.5	34.5
Other assets and liabilities	19.8	(54.5)	61.8	(11.2)

Net cash provided by operating activities	605.3	398.9	668.5	480.3

Cash flows from financing activities:
Net change in short-term debt	113.3	(8.9)	102.0	74.7
Proceeds from issuance of long-term debt	746.3	1.9	1,273.4	802.5
Payments on long-term debt	(31.7)	(19.5)	(407.7)	(172.7)
(Repurchase of) proceeds from common stock, net	(19.2)	(21.3)	450.5	(557.9)
Debt issuance costs	(7.4)	—	(19.8)	(17.4)
Dividends paid	—	—	—	(7.5)
Excess tax benefits from stock based compensation	0.2	0.3	11.6	43.0
Other	—	—	(4.4)	—

Net cash provided by (used in) financing activities	801.5	(47.5)	1,405.6	164.7

Cash flows from investing activities:
Additions to property, plant and equipment	(95.4)	(77.6)	(211.0)	(154.5)
Acquisition of businesses, net of cash acquired	(1,807.4)	(131.1)	(1,820.1)	(286.3)
Other	65.9	3.5	73.7	13.3

Net cash used in investing activities	(1,836.9)	(205.2)	(1,957.4)	(427.5)

Effect of exchange rate changes on cash and cash equivalents	(1.7)	1.2	(22.3)	8.3

Net (decrease) increase in cash and cash equivalents	(431.8)	147.4	94.4	225.8
Cash and cash equivalents at beginning of period	1,560.3	886.7	1,034.1	808.3

Cash and cash equivalents at end of period	$1,128.5	$1,034.1	$1,128.5	$1,034.1

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions	Consumer Solutions	Branded Consumables (b)	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Quarter ended December 31, 2013
Net sales	$617.8	$696.8	$823.5	$96.4	$(18.9)	$2,215.6	$—	$2,215.6

Segment earnings (loss)	$48.7	$119.2	$188.7	$8.6	$—	$365.2	$(26.5)	$338.7

Adjustments to reconcile to reported operating earnings(loss):
Reorganization costs, net	(10.3)	(0.3)	(7.0)	—	—	(17.6)	—	(17.6)
Fair market value adjustments to inventory	—	—	(78.9)	—	—	(78.9)	—	(78.9)
Acquisition and integration related costs	(25.1)	(1.4)	(6.5)	—	—	(33.0)	22.2	(10.8)
Stock compensation adjustment	—	—	—	—	—	—	(38.8)	(38.8)
Depreciation and amortization	(15.2)	(8.8)	(22.3)	(2.9)	—	(49.2)	(0.9)	(50.1)

Operating earnings (loss)	$(1.9)	$108.7	$74.0	$5.7	$—	$186.5	$(44.0)	$142.5

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Quarter ended December 31, 2012
Net sales	$617.9	$680.4	$452.4	$84.4	$(15.9)	$1,819.2	$—	$1,819.2

Segment earnings (loss)	$61.7	$109.9	$66.2	$7.8	$—	$245.6	$(16.2)	$229.4

Adjustments to reconcile to reported operating earnings(loss):
Reorganization costs, net	(3.3)	(14.1)	(0.4)	—	—	(17.8)	—	(17.8)
Acquisition and integration related costs	—	—	(2.4)	—	—	(2.4)	(2.6)	(5.0)
Stock compensation adjustment	—	—	—	—	—	—	(33.6)	(33.6)
Depreciation and amortization	(17.2)	(8.8)	(12.2)	(3.8)	—	(42.0)	(0.9)	(42.9)

Operating earnings (loss)	$41.2	$87.0	$51.2	$4.0	$—	$183.4	$(53.3)	$130.1

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.
(b)	The fourth quarter includes Yankee Candle’s results from the date of acquisition of October 3, 2013.

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions	Consumer Solutions	Branded Consumables (b)	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Year ended December 31, 2013
Net sales	$2,724.4	$2,040.0	$2,266.6	$403.6	$(78.7)	$7,355.9	$—	$7,355.9

Segment earnings (loss)	$298.4	$307.2	$411.1	$51.7	$—	$1,068.4	$(132.4)	$936.0

Adjustments to reconcile to reported operating earnings(loss):
Reorganization costs, net	(11.7)	(3.3)	(7.0)	—	—	(22.0)	—	(22.0)
Fair market value adjustment to inventory	(7.4)	—	(82.4)	—	—	(89.8)	—	(89.8)
Acquisition and integration related costs	(25.9)	(1.4)	(7.4)	—	—	(34.7)	17.1	(17.6)
Venezuela devaluation-related charges	—	—	—	—	—	—	(29.0)	(29.0)
Stock compensation adjustment	—	—	—	—	—	—	(38.8)	(38.8)
Depreciation and amortization	(57.3)	(32.5)	(60.8)	(11.3)	—	(161.9)	(4.0)	(165.9)

Operating earnings (loss)	$196.1	$270.0	$253.5	$40.4	$—	$760.0	$(187.1)	$572.9

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Year ended December 31, 2012
Net sales	$2,692.9	$1,940.9	$1,753.1	$377.1	$(67.9)	$6,696.1	$—	$6,696.1

Segment earnings (loss)	$325.2	$285.9	$259.2	$47.1	$—	$917.4	$(103.6)	$813.8

Adjustments to reconcile to reported operating earnings(loss):
Reorganization costs, net	(12.6)	(14.1)	(0.4)	—	—	(27.1)	—	(27.1)
Fair market value adjustment to inventory	(2.8)	(3.2)	—	—	—	(6.0)	—	(6.0)
Acquisition and integration related costs	(3.9)	(1.6)	(3.8)	—	—	(9.3)	(8.2)	(17.5)
Stock compensation adjustment	—	—	—	—	—	—	(33.6)	(33.6)
Depreciation and amortization	(55.2)	(34.7)	(46.0)	(13.5)	—	(149.4)	(3.4)	(152.8)

Operating earnings (loss)	$250.7	$232.3	$209.0	$33.6	$—	$725.6	$(148.8)	$576.8

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.
(b)	The full year includes Yankee Candle’s results from the date of acquisition of October 3, 2013.

Jarden Corporation

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “As Reported” results to arrive at the “Adjusted” results for the quarters and years ended December 31, 2013 and 2012. For the quarter ended December 31, 2013, adjustments to net income included $78.9 million associated with the manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory associated with the Yankee Candle acquisition; $1.8 million of accelerated depreciation primarily associated with the rationalization of international manufacturing facilities; $33.0 million of integration related costs primarily associated with the rationalization of international manufacturing facilities; $22.2 million net gain primarily associated with the gain on the sale of an investment; $38.8 million of a non-cash stock compensation adjustment associated with certain restricted stock; $17.6 million of reorganization costs primarily associated with international operations; $6.3 million of amortization of acquired intangible assets; and $4.9 million of non-cash original issue discount amortization on the convertible notes. Also, included in the adjustments to net income for the quarter ended December 31, 2013 is the tax provision adjustment of $28.9 million, which reflects the normalization of the adjusted results to the Company’s 2013 estimated 33% effective tax rate.

For the quarter ended December 31, 2012, adjustments to net income included $3.6 million of accelerated depreciation recorded in cost of sales primarily associated with the rationalization of international manufacturing facilities; $33.6 million of non-cash cumulative adjustment of stock compensation associated with certain restricted stock, related to achieving a goal of split-adjusted $3.33 adjusted EPS by 2013; $17.8 million of reorganization costs primarily associated with the rationalization of international manufacturing facilities; $5.0 million of acquisition related and other costs; $5.1 million of amortization of acquired intangible assets; and $3.0 million of non-cash original issue discount amortization on the convertible notes. Also, included in the adjustments to net income for the quarter ended December 31, 2012 is the tax provision adjustment of $20.1 million, which reflects the normalization of the adjusted results to the Company’s estimated 35% effective tax rate.

For the year ended December 31, 2013, adjustments to net income included $89.8 million associated with the manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory primarily associated with the Yankee Candle acquisition; $4.0 million of accelerated depreciation primarily associated with the rationalization of international manufacturing facilities; $22.0 million of reorganization costs primarily associated with the rationalization of international manufacturing facilities; $29.0 million of Venezuela devaluation-related charges primarily attributable to the devaluation of the Venezuelan Bolivar in February 2013; $34.7 million of integration related costs primarily associated with the rationalization of international manufacturing facilities; $17.1 million net gain primarily associated with the gain on the sale of an investment; $38.8 million of a non-cash stock compensation adjustment associated with certain restricted stock; $21.7 million of amortization of acquired intangible assets; $16.1 million of non-cash original issue discount amortization on the convertible notes; and $25.9 million related to the loss on early extinguishment of debt. Also, included in the adjustments to net income for the year ended December 31, 2013 is the tax provision adjustment of $55.7 million, which reflects the normalization of the adjusted results to the Company’s 2013 estimated 33% effective tax rate.

For the year ended December 31, 2012, adjustments to net income included $6.0 million associated with the manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory associated with our acquisitions; $8.8 million of accelerated depreciation recorded in cost of sales primarily associated with the rationalization of international manufacturing facilities; $33.6 million of non-cash cumulative adjustment of stock compensation associated with certain restricted stock, related to achieving a goal of split-adjusted $3.33 adjusted EPS by 2013; $27.1 million of net reorganization costs primarily associated with the rationalization of international manufacturing facilities; $17.5 million of acquisition related and other costs; $17.8 million of amortization of acquired intangible assets; and $3.3 million of non-cash original issue discount amortization on the convertible notes. Also, included in the adjustments to net income for the year ended December 31, 2012 is the tax provision adjustment of $29.3 million, which reflects the normalization of the adjusted results to the Company’s estimated 35% effective tax rate.

Note 2: All earnings per share and shares outstanding amounts have been adjusted to reflect the effect of the 3-for-2 split of the Company’s outstanding shares of common stock that occurred during the first quarter of 2013.

Note 3: Organic net sales growth is a non-GAAP measure of net sales growth excluding the impacts of foreign exchange, certain acquisitions and exited business from year-over-year comparisons. The Company believes this measure provides investors with a more complete understanding of the underlying sales trends by providing net sales on a consistent basis. Organic net sales growth is also one of the measures used by management to analyze operating performance. The following table provides a reconciliation of organic net sales growth to the comparable GAAP measure of net sales growth for the quarter and year ended December 31, 2013:

	Quarter ended December 31, 2013		Year ended December 31, 2013
Reconciliation of Non- GAAP measure
Net sales growth	$396.4	21.8%	$659.8	9.9%
Foreign exchange impacts	38.6	2.1%	112.6	1.7%
(Acquisitions)/exited business, net	(361.8)	(19.9%)	(479.5)	(7.2%)

Organic net sales growth	$73.2	4.0%	$292.9	4.4%

Note 4: This earnings release contains non-GAAP financial measures that may not be directly comparable to other similarly titled measures used by other companies. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in monitoring and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Additionally, the Company uses non-GAAP financial measures because the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, adjustments relating to non-cash purchase accounting adjustments, non-cash impairment charges of goodwill, intangibles and other assets, certain net reorganization costs and acquisition-related and other charges, transaction and integration costs, the elimination of manufacturer’s profit in inventory, non-cash Venezuela hyperinflationary and devaluation-related charges, gains and losses as a result of currency fluctuations, gain (loss) on the sale of certain assets, non-cash stock-based compensation costs, loss on early extinguishment of debt, non-cash original issue discount amortization and other items. Adjusted gross margin is calculated by dividing adjusted gross profit by net sales. Segment earnings (As Adjusted EBITDA) margin is calculated by dividing segment earnings (As Adjusted EBITDA) by net sales. Adjusted SG&A margin is calculated by dividing Adjusted SG&A by net sales. Adjusted net interest expense is calculated by deducting original issue discount amortization from net interest expense. Adjusted income tax provision is calculated by adding the income tax provision adjustment, which reflects the normalization of the adjusted results to the Company’s estimated effective tax rate, to the income tax provision. These non-GAAP measures should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP.

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